Westwood Holdings Group, Inc. Reports Fourth Quarter and Fiscal Year 2017 Results
Assets Under Management Reach Record $24.2 Billion

Dallas, TX, February 8, 2018 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported fourth quarter revenues of $33.9 million, compared to revenues of $31.1 million in the fourth quarter of 2016 and $33.5 million in the third quarter of 2017. The increases primarily related to higher average assets under management ("AUM") due to market appreciation.
AUM at December 31, 2017 totaled $24.2 billion, up from $21.2 billion and $23.6 billion at December 31, 2016 and September 30, 2017, respectively.
We recorded $3.4 million in incremental income tax expense during the current quarter as a result of the tax reforms enacted in December 2017. This was primarily due to the mandatory deemed repatriation of earnings from our Canadian subsidiary and adjustments to deferred taxes reflecting the decrease in the federal tax rate.
Fourth quarter net income was $2.9 million compared with $7.6 million for the fourth quarter of 2016. The decrease primarily related to the tax reform noted above and higher employee compensation costs related to performance compensation and headcount increases, partially offset by higher total revenues. Diluted earnings per share ("Diluted EPS") of $0.34 compared to $0.92 for the fourth quarter of 2016. Non-GAAP Economic Earnings for the quarter decreased from $12.0 million, or $1.45 per share, in 2016's fourth quarter to $7.6 million, or $0.89 per share, in the fourth quarter of 2017.
Fourth quarter net income totaled $2.9 million compared with $4.1 million in the third quarter of 2017. The decrease was primarily due to the additional income tax expense as noted above, reduced by a one-time $2.5 million legal settlement charge, net of insurance recovery and taxes, which only impacted the third quarter of 2017. Diluted EPS for the quarter of $0.34 compared to $0.49 for the third quarter of 2017. Non-GAAP Economic Earnings for the quarter of $7.6 million, or $0.89 per share, compared to $9.0 million, or $1.07 per share, in the immediately preceding quarter.
Total revenues for fiscal 2017 were $133.8 million compared to $123.0 million in 2016. The increase was due to a $7.7 million increase in asset-based advisory fees and a $1.3 million increase in Trust fees reflecting higher average AUM, coupled with a $0.8 million increase in performance-based advisory fees earned in 2017.
Net income for 2017 totaled $20.0 million, down from 2016's $22.6 million, primarily due to the $2.5 million legal settlement charge and incremental income tax expense, both noted above, partially offset by higher total revenues. Diluted EPS was $2.38 compared with $2.77 for 2016. Economic EPS was $4.63 compared with $5.03 in 2016.

Highlights of our fourth quarter include:

▪	Revenues of $33.9 million increased $2.8 million from the fourth quarter of 2016 and were relatively flat with the third quarter of 2017.

▪	$3.4 million of incremental income tax expense was recorded related to tax reform.

▪	AUM reached a record $24.2 billion.

▪	Top quartile performance was achieved by our LargeCap Value and AllCap Value teams.

▪	A 10% increase was declared in our quarterly cash dividend rate to $0.68 per common share.
Brian Casey, Westwood’s President & CEO, commented, “We were pleased to end the year with strong absolute and relative performance for our U.S. Value strategies. Our LargeCap and AllCap Value strategies delivered top quartile performance in the fourth quarter, while our SmallCap Value strategy finished the year with performance in the top third of its peer group. Looking to 2018, our focus remains, as it has for nearly 35 years, on identifying high-quality businesses with undervalued prospects and downside protection. Additionally, we are pleased to announce that the sale of our Omaha-based private wealth operations closed on January 12, 2018, with cash proceeds of $10.5 million.”

Westwood’s Board of Directors declared a quarterly cash dividend of $0.68 per common share, payable on April 2, 2018 to stockholders of record on March 9, 2018. At year end, Westwood had $105.6 million in cash and investments, stockholders’ equity of $156.4 million, and no debt.

Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.

Westwood will host a conference call to discuss fourth quarter and fiscal year 2017 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (U.S. and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through February 15, 2018 by dialing 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) and entering the passcode 4693546.

About Westwood

Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. With $24.2 billion in assets under management (as of December 31, 2017), our firm offers a range of investment strategies including U.S. equities, Master Limited Partnerships (MLPs), Multi-Asset, Global and Emerging Markets equities, and Global Convertible securities portfolios. Access to these strategies is available through separate accounts, the Westwood Funds® family of mutual funds, UCITS funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Toronto, Boston and Houston.

For more information on Westwood, please visit westwoodgroup.com.

Forward-looking Statements

Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “forecast,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “may,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our assets under management; regulations adversely affecting the financial services industry; competition in the investment management industry; our assets under management include investments in foreign companies; our ability to develop and market new investment strategies successfully; our relationships with current and potential customers; our ability to retain qualified personnel; our ability to perform operational tasks; our ability to maintain effective cyber security; our ability to identify and execute on our strategic initiatives; our ability to select and oversee third party vendors; our ability to maintain effective information systems; litigation risks; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; our ability to maintain our fee structure in light of competitive fee pressures; our relationships with investment consulting firms; the significant concentration of our revenues in a small number of customers; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2016 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Tiffany B. Kice
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016
REVENUES:
Advisory fees:
Asset-based	$25,576	$25,334	$23,564
Performance-based	—	—	—
Trust fees	8,051	7,858	7,515
Other, net	287	300	13
Total revenues	33,914	33,492	31,092

EXPENSES:
Employee compensation and benefits	16,080	15,601	14,270
Sales and marketing	595	457	496
Westwood mutual funds	1,189	977	873
Information technology	2,291	1,855	1,696
Professional services	1,421	1,681	915
Legal settlement	—	4,009	—
General and administrative	2,550	3,160	2,043
Total expenses	24,126	27,740	20,293
Income before income taxes	9,788	5,752	10,799
Provision for income taxes	6,891	1,620	3,222
Net income	$2,897	$4,132	$7,577
Other comprehensive income (loss):
Foreign currency translation adjustments	85	1,297	(606)
Total comprehensive income	$2,982	$5,429	$6,971

Earnings per share:
Basic	$0.35	$0.51	$0.95
Diluted	$0.34	$0.49	$0.92

Weighted average shares outstanding:
Basic	8,181,546	8,171,809	7,988,558
Diluted	8,546,936	8,420,749	8,261,274

Economic Earnings	$7,609	$8,990	$12,014
Economic EPS	$0.89	$1.07	$1.45

Dividends declared per share	$0.68	$0.62	$0.62

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Year Ended December 31,
	2017	2016
REVENUES:
Advisory fees:
Asset-based	$99,201	$91,492
Performance-based	1,411	635
Trust fees	31,621	30,313
Other, net	1,552	581
Total revenues	133,785	123,021

EXPENSES:
Employee compensation and benefits	64,955	61,509
Sales and marketing	2,042	1,919
Westwood mutual funds	3,938	3,155
Information technology	7,785	7,735
Professional services	5,916	5,622
Legal settlement	4,009	—
General and administrative	11,247	9,071
Total expenses	99,892	89,011
Income before income taxes	33,893	34,010
Provision for income taxes	13,904	11,363
Net income	$19,989	$22,647
Other comprehensive income:
Foreign currency translation adjustments	2,523	401
Total comprehensive income	$22,512	$23,048

Earnings per share:
Basic	$2.45	$2.84
Diluted	$2.38	$2.77

Weighted average shares outstanding:
Basic	8,147,742	7,961,891
Diluted	8,400,022	8,165,475

Economic Earnings	$38,917	$41,108
Economic EPS	$4.63	$5.03

Dividends declared per share	$2.54	$2.33

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$54,249	$33,679
Accounts receivable	21,660	23,429
Investments, at fair value	51,324	56,485
Prepaid income taxes	4,269	—
Other current assets	6,612	2,364
Total current assets	138,114	115,957
Goodwill	27,144	27,144
Deferred income taxes	3,407	10,903
Intangible assets, net	19,804	21,394
Property and equipment, net of accumulated depreciation of $5,673 and $4,590	4,190	4,280
Total assets	$192,659	$179,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$3,501	$2,641
Dividends payable	7,357	6,679
Compensation and benefits payable	19,075	17,200
Income taxes payable	1,598	3,148
Total current liabilities	31,531	29,668
Accrued dividends	1,717	1,767
Noncurrent tax payable	1,017	—
Deferred rent	1,998	2,174
Total liabilities	36,263	33,609

Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 9,980,827 and outstanding 8,899,587 shares at December 31, 2017; issued 9,801,938 and outstanding 8,810,375 shares at December 31, 2016	100	98
Additional paid-in capital	179,241	162,730
Treasury stock, at cost – 1,081,240 shares at December 31, 2017; 991,563 shares at December 31, 2016	(49,788)	(44,353)
Accumulated other comprehensive loss	(1,764)	(4,287)
Retained earnings	28,607	31,881
Total stockholders’ equity	156,396	146,069
Total liabilities and stockholders’ equity	$192,659	$179,678

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,989	$22,647
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,044	969
Amortization of intangible assets	1,872	1,960
Unrealized gains on trading investments	(617)	(510)
Stock-based compensation expense	16,430	15,954
Deferred income taxes	7,542	149
Excess tax benefits from stock based compensation	—	(165)
Other	—	269
Changes in operating assets and liabilities:
Net sales of investments – trading securities	5,778	16,345
Accounts receivable	2,161	(3,493)
Other current assets	(4,234)	567
Accounts payable and accrued liabilities	763	(926)
Compensation and benefits payable	2,262	(2,848)
Income taxes payable	(4,816)	(3,655)
Other liabilities	(165)	129
Net cash provided by operating activities	48,009	47,392
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, equipment and other	(1,167)	(1,819)
Proceeds on sale of property and equipment	—	9
Net cash used in investing activities	(1,167)	(1,810)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	—	(5,634)
Purchases of treasury stock for employee stock plans	(1,326)	(614)
Restricted stock returned for payment of taxes	(5,328)	(3,857)
Excess tax benefits from stock-based compensation	—	165
Payment of contingent consideration in acquisition	—	(5,562)
Cash dividends	(21,923)	(19,442)
Net cash used in financing activities	(28,577)	(34,944)
Effect of currency rate changes on cash	2,305	301
NET INCREASE IN CASH AND CASH EQUIVALENTS	20,570	10,939
Cash and cash equivalents, beginning of period	33,679	22,740
Cash and cash equivalents, end of period	$54,249	$33,679

Supplemental cash flow information:
Cash paid during the period for income taxes	$10,770	$14,860
Common stock issued for acquisition	$—	$3,734
Accrued dividends	$9,074	$8,446
Tenant allowance included in Property and equipment	$—	$1,236
Non-cash accrued Property and equipment	$69	$—

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016
Net Income	$2,897	$4,132	$7,577
Add: Stock-based compensation expense	4,132	4,233	3,790
Add: Intangible amortization	423	469	490
Add: Tax benefit from goodwill amortization	157	156	157
Economic Earnings	$7,609	$8,990	$12,014

Diluted weighted average shares	8,546,936	8,420,749	8,261,274
Economic EPS	$0.89	$1.07	$1.45

	Year Ended December 31,
	2017	2016
Net Income	$19,989	$22,647
Add: Stock-based compensation expense	16,430	15,954
Add: Intangible amortization	1,872	1,960
Add: Tax benefit from goodwill amortization	626	547
Economic Earnings	$38,917	$41,108

Diluted weighted average shares	8,400,022	8,165,475
Economic EPS	$4.63	$5.03

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic Earnings per share ("Economic EPS"). We provide these measures in addition to, not as a substitute for, net income and earnings per share, which are reported on a GAAP basis. Management reviews Economic Earnings and Economic EPS to evaluate Westwood’s ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income or earnings per share, are useful for management and investors when evaluating Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.